Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 12, 2004 relating to the consolidated statements of operations, stockholders’ equity and cash flows of Horizon Offshore, Inc. and its subsidiaries, which appears in Horizon Offshore, Inc’s Annual Report on Form 10-K (filed March 15, 2006) for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas

April 3, 2006